Exhibit 10.1

DATED 26 August 2004

(1)	NORWICH UNION CUSTOMER SERVICES (SINGAPORE) PTE LTD

(2)	EXLSERVICE HOLDINGS, INC

(3)	EXL SERVICE.COM (INDIA) PRIVATE LIMITED

(4)	NOIDA CUSTOMER SERVICES OPERATIONS PRIVATE LIMITED

UMBRELLA AGREEMENT

CONTENTS PAGE

Clause		Page

1	Definitions and Interpretation	1

2	Preliminary Statements	3

3	Authorisation of SPV	4

4	The Transaction Documents	6

5	Other Formalities	7

6	Confidentiality	7

7	Force Majeure	7

8	Transfer of Undertakings	8

9	Ancillary Provisions	9

Schedule		Page

Part 1	Insurance Services Framework Agreement (Intra Group – India)	15

Part 2	Insurance Services Framework Agreement (Intra Group – SPV)

UMBRELLA AGREEMENT

Dated: 26 August 2004

BETWEEN:

(1)	Norwich Union Customer Services (Singapore) Pte Ltd, a company registered in Singapore with registration number 200303457R and whose registered office is at 4 Shenton Way, #27-02 SGX Centre 2, Singapore 068807 (“Client”);

(2)	Exlservice Holdings, Inc, a company registered in the State of Delaware and whose principal office is at 350 Park Avenue, 10 Floor, New York, NY 10022 (“EXL Holdings (US)”);

(3)	exl Service.com (India) Private Limited, a company registered in India at 103A, Ashoka Estate, Barakhamba Road, New Delhi 110 001 with registration number 55-99888 and whose principal office is at A48, Sector 58, Noida, Uttar Pradesh, 201 301, India (“EXL (India)”); and

(4)	Noida Customer Operations Private Limited, a company registered in India with registered number U72900DL2003PTC122175 and whose registered office is at 103A, Ashoka Estate, Barakhamba Road, New Delhi 110 001 (“the SPV”)

1	DEFINITIONS AND INTERPRETATION

In this Agreement, unless inconsistent with the context or otherwise specified;

1.1	the following expressions shall have the following meanings:

“this Agreement”	:	this agreement, as varied from time to time in accordance with its terms, and including all schedules;

“Associated Company”	:	any holding company from time to time of the Client and any subsidiary from time to time of the Client or of any such holding company and the terms “holding company” and “subsidiary” shall have the meaning given to them by Section 736 of the Companies Act 1985;

“Business Day”	:	a day other than a Saturday or Sunday or public holiday in the United Kingdom, United States of America or India;

“Client UK”	:	means an Associated Company which is a UK customer of the Client or its assignee being identified as such in an Insurance Services Work Order;

“Confidentiality Agreement”	:	an agreement between (1) Client, (2) Norwich Union Insurance Limited, (3) Norwich Union Life Services Limited, (4) EXL Holdings (US), (5) EXL India and (6) SPV entered into on the date of this Agreement;

“Data Protection Agreement”	:	an agreement between (1) Client, (2) Norwich Union Insurance Limited, (3) Norwich Union Life Services Limited, (4) EXL Holdings (US), (5) EXL India and (6) SPV entered into on the date of this Agreement;

“Effective Date”	:	Has the meaning given to that term in Schedule 1 in the Insurance Services Framework Agreement;

“Force Majeure”	:	has the meaning ascribed to it in clause 7.1;

“Guarantees”	:	the Deeds of Guarantee and Indemnity between EXL Holdings (US) and Norwich Union Insurance Limited and between EXL Holdings (US) and Norwich Union Life Holdings Limited and entered into on the date of this Agreement;

“Guaranteed Obligations”	:	has the meaning given to that term in the Guarantees;

“Insurance Services Framework Agreement (Intra-Group – India)”	:	an agreement between EXL Holdings (US) and EXL India in the form set out in Part 1 of the Schedule;

“Insurance Services Framework Agreement (Intra Group – SPV)”	:	an agreement in the agreed form set out in part 2 of the Schedule to be entered into by EXL Holdings (US) and SPV;

“Insurance Services Framework Agreement”	:	an agreement between Client and EXL Holdings (US) entered into on the date of this Agreement;

“Insurance Services”	:	those services provided under the Insurance Services Framework Agreement, the Insurance Services Framework Agreement (Intra-Group – India), the Insurance Services Work Order No. 1, all other Insurance Services Work Orders and the Insurance Services Framework Agreement (Intra Group – SPV);

“Insurance Services Work Orders”	:	has the meaning given to it in schedule 1 of the Insurance Services Framework Agreement;

“Parties”	:	the parties to this Agreement, and a “Party” means any one of them;

“personal data”	:	has the meaning given to it in the Data Protection Agreement;

“Proposed Completion Date”	:	has the meaning ascribed to it in clause 3.1; and

“Transaction Documents”	:	the agreements referred to in clause 2.2 together with this Agreement; and

“Virtual Shareholders’ Agreement”	:	an agreement between Client, EXL Holdings (US), EXL India and SPV entered into on the date of this Agreement.

1.2	references to clauses and schedules are to clauses of and the schedules to this Agreement;

1.3	the schedules form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement;

1.4	words importing gender include each gender;

1.5	references to persons include bodies corporate, firms and unincorporated associations and that person’s legal personal representatives and successors;

1.6	the singular includes the plural and vice versa;

1.7	clause headings are included for the convenience of the Parties only and do not affect its interpretation;

1.8	references to statutory provisions shall be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time and shall be construed as including references to the corresponding provisions of any earlier legislation directly or indirectly amended, consolidated, extended or replaced by those statutory provisions or re-enacted and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute; and

1.9	references to any English legal or accounting term for any action, remedy, method of judicial proceeding, legal or accounting document, legal or accounting status, insolvency proceeding, event of incapacity, court, governmental or administrative authority or agency, accounting body, official or any legal or accounting concept, practice or principle or thing shall in respect of any jurisdiction other than England be deemed to include what most approximates in that jurisdiction to the English legal or accounting term concerned; and

1.10	any undertaking by any of the Parties not to do any act or thing shall be deemed to include an undertaking not to permit or suffer or assist the doing of that act or thing.

2	PRELIMINARY STATEMENTS

2.1	The purpose of this Agreement is to set out the manner in which, and terms on which, the Parties shall enter into various agreements relating to the provision of services by EXL Holdings (US) to the Client, and the management of the SPV.

2.2	The agreements referred to in clause 2.1 are as follows:

2.2.1	the Virtual Shareholders’ Agreement. This agreement sets out terms relating to the management and operation of the SPV, as well as the right for the Client to acquire the shares of SPV;

2.2.2	the Insurance Services Framework Agreement. This sets out the framework under which, and key legal terms upon which, EXL Holdings (US) will provide the Insurances Services to the Client under Insurance Services Work Orders;

2.2.3	the Insurance Services Framework Agreement (Intra-Group - India). This sets out the framework legal terms upon which EXL (India) will provide certain services to EXL Holdings (US) to enable it to comply with its obligations under the Insurance Services Framework Agreement;

2.2.4	The Insurance Services Framework Agreement (Intra Group – SPV). This sets out the framework legal terms upon which the SPV will provide certain services to EXL Holdings (US) to enable it to comply with its obligations under the Insurance Services Framework Agreement;

2.2.5	the Confidentiality Agreement. This sets out various confidentiality obligations of the Parties and each of the Clients UK;

2.2.6	the Data Protection Agreement. This sets out the obligations of the Parties and each Client UK in relation to the export and use of personal data disclosed by or on behalf of the Client and each Client UK; and

2.2.7	the Guarantees. These set out the terms on which guarantors on behalf of each Client UK guarantee that the Client will discharge the Guaranteed Obligations as therein described.

3	AUTHORISATION OF SPV

3.1	EXL Holdings (US) shall use all reasonable endeavours to ensure that as soon as practicable and in any event by the Effective Date as defined in the Insurance Services Framework Agreement, SPV has all necessary governmental, administrative and regulatory authorisations, licences, permits and consents and all necessary Intellectual Property Rights to enter into and to perform its obligations under the Insurance Services Framework Agreement (Intra Group – SPV).

3.2	The reasonable endeavours obligation set out in clause 3.1 shall not apply to the approval set out in clause 3.2.1 or the exemption referred to in clause 3.2.2 and instead, EXL Holdings (US) shall ensure that as soon as practicable and in any event by the Effective Date as aforesaid, SPV has:

3.2.1	obtained approval under Software Technology Parks of India scheme including but not limited to approvals/permissions/authorisations for:

(a)	status as a 100% export oriented unit;

(b)	importer exporter code;

(c)	green card issued by Software Technology Parks of India;

(d)	income tax registration (PAN number) issued by the income tax accessing officer;

(e)	central government sales tax registration number allotment made by the central government sales tax authorities;

(f)	state government sales tax registration number allotment by the local sales tax authorities;

(g)	service tax registration with the Superintendent of Central Excise;

(h)	Shops and Establishment Act registration with the local municipal authorities;

(i)	private bonded warehouse license issued by customs; and

(j)	import of capital goods; and

3.2.2	obtained exemption from taxation under sections 10A and 10B of the Indian Income Tax Act 1961 and any amending or replacement legislation of a similar nature;

3.3	The Client shall:

3.3.1	use all reasonable endeavours to ensure that, by the Effective Date as aforesaid, it has all necessary governmental, administrative and regulatory authorisations, licences, permits and consents and all necessary Intellectual Property Rights to enter into and to perform its obligations under the Insurance Services Framework Agreement and any Insurance Services Work Orders and to provide the services it receives under such agreements to each Client UK;

3.3.2	co-operate with EXL Holdings (US) by providing such information and assistance as may be reasonably required by EXL Holdings (US) in obtaining any of the approvals referred to in clause 3.1.

3.4	If EXL Holdings (US) has not fulfilled all of the requirements of clause 3.1 and 3.2 by the Effective Date and/or the Client has not fulfilled all of the requirements of clause 3.3.1 by the Effective Date then:

3.4.1	the Client shall act reasonably in agreeing to an extension of time for the fulfilment of those requirements, if such failure is for reasons which are outside the reasonable control of EXL Holdings (US) and the SPV;

3.4.2	the Client may, at its discretion by giving notice to EXL Holdings (US), commence negotiations in good faith with EXL Holdings (US) to agree such changes as may be required to the Transaction Documents to reflect the fact that such requirements cannot be or have not been fulfilled by the Effective Date or by such extended date under 3.4.1.

3.5	If:

3.5.1	EXL Holdings (US) has not complied with clause 3.1 and 3.2 by the Effective Date as extended in accordance with clause 3.4.1; or

3.5.2	having commenced negotiations in accordance with clause 3.4.2, such negotiations are not resolved to the reasonable satisfaction of the Client within 14 days of the Client giving notice to EXL Holdings (US) to commence such negotiations; or

3.5.3	for any reason and without prejudice to clause 3.5.1, the requirements of clauses 3.1 or 3.2 are not fulfilled within 12 months of the Effective Date;

then the Client may, at its discretion, terminate this Agreement forthwith by notice, in which case the Client may also treat this as a Material Default pursuant to the Insurance Services Framework Agreement and terminate that Agreement and any Insurance Services Work Orders in accordance with clause 14 and 15 of the Insurance Services Framework Agreement.

3.6	Notwithstanding clause 3.5, the Client may not terminate this Agreement by reason of EXL Holdings (US) not having complied with clause 3.2 if the reason for such non-compliance is either that:

(i)	the approval or exemption referred to in clause 3.2 are no longer available to any person as a result of a change in Indian law or otherwise; or

(ii)	the Client has disregarded any advice previously given by EXL Holdings (US) and contrary to that advice, has instructed EXL Holdings (US) to do something which is the sole or predominant reason for any approval or exemption referred to in clause 3.2 being refused or removed.

3.7	If the Client terminates this Agreement pursuant to clause 3.5:

3.7.1	all monies paid by the Client to EXL Holdings (US) to enable EXL Holdings (US) or the SPV to attempt to comply with clause 3.1 or 3.2 shall be returned to the Client, provided however, that EXL Holdings (US) shall be under no obligation to return such amount or any part thereof if, at the date of termination, EXL Holdings (US) can demonstrate to the reasonable satisfaction of Client that such amount or any part thereof, had been properly expended by it or the SPV in seeking to comply with clause 3.1 or 3.2 or that such amount or any part thereof is required to be paid by it or the SPV as a result of seeking to comply with clause 3.1 or 3.2 (including, without limitation, the cost of any legal work wholly and necessarily undertaken by it or the SPV in respect thereof);

3.7.2	copies of all work undertaken by or on behalf of EXL Holdings (US) under or in connection with this Agreement, shall be provided to the Client.

3.8	For the avoidance of doubt, if this Agreement is terminated by the Client for any reason pursuant to clauses 3.6 above or 4.3 below, then any monies paid by Client to EXL Holdings (US) prior to the signing of this Agreement and used by EXL Holdings (US) or the SPV in attempting to comply with clause 3 should not be returned to the Client.

4	THE TRANSACTION DOCUMENTS

4.1	Forthwith on the signing of this Agreement:

4.1.1	EXL Holdings (US) shall, and shall procure that EXL India and SPV as necessary, enter into the Transaction Documents; and

4.1.2	Client shall, and shall procure that each Associated Company as necessary, enter into the Transaction Documents.

4.2	Within twenty eight (28) days of the Effective Date or as soon as reasonably practical thereafter EXL Holdings (US) and the SPV shall enter into the Insurance Services Framework Agreement (Intra-Group - SPV).

4.3	If clauses 4.1.1 and 4.2 have not been fully complied with by the date twenty eight (28) days after the Effective Date, or such date as the Client acting reasonably shall agree to, the Client may elect, in its sole discretion and without prejudice to other rights and remedies available in contract, tort or otherwise to terminate this Agreement forthwith by notice, in which case the Client may also treat this as a Material Default pursuant to the Insurance Services Framework Agreement and terminate that agreement and any Insurance Services Work Order No. 1 in accordance with clause 14 and 15 of the Insurance Services Framework Agreement.

4.4	If the Client terminates this Agreement pursuant to clause 4.3:

4.4.1	all monies paid by the Client to EXL Holdings (US) to enable EXL Holdings (US) or the SPV to attempt to comply with clauses 3.1, 4.1 or 4.2, shall be returned to the Client provided however that EXL Holdings (US) shall be under no obligation to return such amount or any part thereof if, at the date of termination. EXL Holdings (US) can demonstrate to the reasonable satisfaction of the Client that such amount or any part thereof had been properly expended by EXL Holdings (US) or SPV in seeking to comply with clause 3.1, 4.1 or 4.2 or that such amount or any part thereof is required to be paid by it or the SPV as a result of seeking to comply with clauses 3.1, 4.1 or 4.2 (including, without limitation, the cost of any legal work wholly and necessarily undertaken for it or the SPV in respect thereof);

4.4.2	copies of all work undertaken by or on behalf of EXL Holdings (US) under or in connection with this Agreement shall be provided to the Client.

5	OTHER FORMALITIES

5.1	As soon as reasonably practical following the execution of the Transaction Documents, the Client shall deliver or make available to EXL Holdings (US):

5.1.1	a certified copy of the minutes of a meeting of the board of the relevant Associated Company at which the execution of the Guarantee by that company shall have been approved; and

5.1.2	a certified copy of the minutes of a meeting of the board of the Client at which the Transaction Documents to which it is a party shall have been approved and executed.

5.2	As soon as reasonably practical following execution of the same, EXL Holdings (US) shall deliver or make available to the Client:

5.2.1	the Insurance Services Framework Agreement and the Insurance Services Work Order No 1 duly executed by EXL Holdings (US);

5.2.2	a copy of the Insurance Services Framework Agreement (Intra Grou – India) and the Insurance Services Framework Agreement (Intra Group – SPV).

6	CONFIDENTIALITY

On the date hereof (and simultaneously with delivery of this Agreement and the Confidentiality Agreement duly executed) the Parties shall be deemed to acknowledge the termination of any confidentiality undertaking previously entered into between EXL Holdings (US) and Client UK and in force as at the date hereof in respect of any of the matters dealt with in the Transaction Documents.

7	FORCE MAJEURE

7.1	For the purposes of this Agreement, the expression “Force Majeure” shall mean an event which is beyond the reasonable control of an affected Party including, without limitation, any Act of God, war, fire, flood, civil commotion, armed hostilities, act of terrorism, revolution or adverse weather and which such Party could not anticipate or mitigate whether by means of insurance, contingency planning or any other prudent business means. Any event will only be considered Force Majeure if it is not attributable to the wilful act, neglect, default or other failure to take reasonable precautions of the affected Party, its agents, employees or contractors. Industrial dispute or action shall not give rise to an event of Force Majeure. Any item, whether an item of a Party or any third party, failing to operate due to Year 2000 problems shall not give rise to an event of Force Majeure.

7.2	No Party shall in any circumstances be liable to the other for any loss of any kind whatsoever, including, but not limited to, any damages, whether directly or indirectly caused to or incurred by the other Party by reason of any failure or delay in the performance of its obligations hereunder which is due to Force Majeure. Notwithstanding the foregoing, each Party shall use all reasonable endeavours to continue to perform, or resume performance of, such obligations hereunder for the duration of such Force Majeure event.

7.3	If any Party shall become aware of circumstances of Force Majeure which give rise to or which are likely to give rise to any failure or delay on its part, it shall promptly notify the other Party by the most expeditious method then available and shall inform the other Party of the period for which it is estimated that such failure or delay shall continue.

7.4

It is expressly agreed that any failure by the SPV, EXL (India) or EXL Holdings (US) to perform, or any delay by the SPV, EXL (India) or EXL Holdings (US) in performing, their liabilities, obligations and responsibilities under this Agreement which results from any failure or delay in the performance of its obligations by any person with which the SPV, EXL (India) or EXL Holdings (US) shall have entered into any contract, supply arrangement, sub-contract or otherwise, shall be regarded as a failure or delay due to Force Majeure only in the event that such person shall itself be prevented from or delayed in complying with its obligations under such contract, supply arrangement, sub-contract or otherwise as a result of circumstances of Force Majeure.

7.5	Where EXL Holdings (US), EXL India or SPV is subject to a Force Majeure event which is capable of being rectified or the impact of which is not material in the reasonable opinion of the Client, EXL Holdings (US) shall have three months from the time that event first came to, or should have come to, its attention to notify that event and resume its obligations in full pursuant to this Agreement and any Insurance Services Work Order. If the Force Majeure event, or the consequences of it, have not been rectified within that period, then the Parties shall agree to negotiate in good faith to agree changes to the relevant Insurance Services Work Order which properly reflects the capability of EXL Holdings (US) to perform its obligations pursuant to that Insurance Services Work Order.

7.6	For the avoidance of doubt, neither party shall have the right to terminate an Insurance Services Work Order or this Agreement because of a Force Majeure event, except in the circumstances set out in clauses 14.3.5,14.3.6,15.4.11 and 15.4.12 of the Insurance Services Framework Agreement.

7.7	For the avoidance of doubt, it is hereby expressly declared that the only events which shall afford relief from liability for failure or delay shall be any event qualifying for Force Majeure hereunder or as otherwise expressly provided in this Agreement.

7.8	Nothing in this Agreement shall be taken as preventing the Client from using any alternative facilities to meet its business needs during the continuance of Force Majeure.

8	TRANSFER OF UNDERTAKINGS

8.1	In this clause 8, the following words shall have the following meanings set opposite them:

“Employee” means any employee of Client or any Associated Company whose contract of employment has effect as if originally made between EXL Holdings (US) or any of its subsidiaries (“the Transferee”) as a result of the application of the Regulations to the transactions contemplated by the Transaction Documents;

“Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 1981, as amended.

8.2	In respect of any Employee:

8.2.1	the Transferee may, upon becoming aware of the existence, or alleged existence, of any contract of employment with any such Employee, terminate it forthwith; and

8.2.2	the Client shall indemnify and hold harmless the Transferee against any costs, claims, liabilities and expenses of any nature (including legal expenses on an indemnity basis) arising out of such termination and against any sums payable to or on behalf of such Employee in respect of his employment whether arising before or after the date of this Agreement, including as a result of any failure to inform and consult with the Employee or representatives of the Employee in accordance with the Regulations.

8.3	Without prejudice to the foregoing, the Client shall indemnify and hold harmless the Transferee from and against all losses, claims, demands, actions, fines, penalties, awards, liabilities and expenses (including legal expenses on an indemnity basis) in connection with or as a result of:

8.3.1	any claim or demand by any Employee (whether or not his employment has ended) in respect of any matter whatsoever (including without limitation any claim for breach of contract or wrongful or unfair dismissal) whether arising before, on or after the date of this Agreement; and

8.3.2	any claim or demand by any trade union, staff association or any other employee representative of any Employee in respect of any matter whatsoever whether arising before, on or after the date of this Agreement.

8.4	Without prejudice to the requirement to indemnify the Transferee under clauses 8.2 and 8.3, where the Transferee is entitled to any indemnity from the Client under this clause 8 the Client may at its entire discretion elect to take over the conduct and defend, settle or compromise any claim referred to within the said indemnity as it sees fit and, in return for the Transferee providing all reasonable assistance to the Client in connection with the conduct of such claim, the Client shall on demand indemnify and hold harmless the Transferee against all claims, costs, demands, liabilities and expenses whatsoever (including the Transferee’s reasonable legal and other expenses incurred in co-operating with the Client) arising out of or in connection with the Client so doing.

9	ANCILLARY PROVISIONS

9.1	Waiver

No delay or failure by any of the Parties to exercise any of its powers, rights or remedies under this Agreement shall operate as a waiver of them, nor shall any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. No waiver by any of the Parties of any breach by another of the Parties of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision of this Agreement.

9.2	Assignment

None of the rights or obligations of any Party under this Agreement may be assigned or transferred without the prior written consent of the other Party (Parties) provided that no such consent shall be required in the case of an assignment or transfer of the rights or obligations of Client to any Associated Company and further provided that the Client shall procure that any such Associated Company shall assign or transfer such rights or obligations back to the Client immediately prior to it ceasing to be an Associated Company.

9.3	Severability

If any part of this Agreement is found by any court or other competent authority to be invalid, unlawful or unenforceable then such part shall be severed from the remainder of this Agreement which shall continue to be valid and enforceable to the fullest extent permitted by law.

9.4	Costs and expenses

Except as expressly agreed in writing between the Parties, each Party shall pay its own costs and expenses incurred in connection with the preparation, negotiation, execution and implementation of this Agreement and the documents referred to in this Agreement.

9.5	Successors and assigns

This Agreement is binding on and shall apply for the benefit of the Parties’ personal representatives, successors in title and permitted assignees.

9.6	Entire agreement

9.6.1	This Agreement together with the Transaction Documents constitutes the entire understanding between the Parties in relation to its subject matter.

9.6.2	Except as otherwise permitted by this Agreement, no change to its terms shall be effective unless it is in writing and signed by or on behalf of all of the Parties.

9.6.3	Except in respect of any fraudulent misrepresentation made by a Party, the Parties acknowledge that they have not relied on any representations, writings, negotiations or understandings, whether express or implied, (other than as set out in this Agreement) in entering into this Agreement.

9.7	No partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Parties and neither of them shall have the power to bind the other in any way.

9.8	Further assurance

At any time after the date hereof each Party shall do or procure that there shall be done all such acts and things as the other Parties hereto may reasonably require in order to give full effect to this Agreement. Upon demand by the Client, each of EXL Holdings (US), EXL (India) and the SPV will, in accordance with the charging principles set out in schedule 3 of Insurance Services Work Order No. 1, execute and register all further documents and do all such acts and things as the Client shall reasonably require to enable the Client to obtain the full benefit of this Agreement.

9.9	Counterparts

9.9.1	This Agreement may be executed in any one or more number of counterparts each of which, when executed, shall be deemed to form part of and together constitute this Agreement.

9.9.2	This Agreement shall be immediately binding and effective when each of the Parties has unconditionally executed either this Agreement or any of those counterparts.

9.10	Notices

9.10.1	Any notice or other communication to be given under this Agreement shall either be delivered by hand or sent by first class post pre-paid recorded delivery (or by air mail if overseas) or by a generally recognised international courier service (with relevant fees prepaid) or by facsimile transmission (provided that, in the case of facsimile transmission, the notice is confirmed by being delivered by hand or sent by first class post or by a recognised international courier service within two Business Days after transmission) as follows:

(a)	for the Client:

Offshore Operations Director

Surrey Street

Norwich NR1 3NG;

Fax Number: 01603 843344

copy to:

Director of Legal Services

Norwich Union Legal Services

Surrey Street

Norwich NR1 3DR

Fax Number: 01603 685857

(b)	for EXL Holdings (US):

Rohit Kapoor, President & CFO

ExIService Holdings, Inc

350 Park Avenue, 10th Floor

New York, NY 10022;

(c)	for EXL (India):

Vikram Talwar

exl Service.com (India) Private Ltd

A48, Sector 58

Noida 201 301 - UP

India

(d)	for SPV:

Vikram Talwar

exl Service.com (India) Private Ltd

A48, Sector 58

Noida 201 301 - UP

India

9.10.2	A Party may change the address or facsimile number or the name of the person for whose attention notices are to be addressed by serving a notice on the other.

9.10.3	In the absence of evidence of earlier receipt, all notices shall be deemed to have been served:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by post within the UK, two Business Days after the envelope containing it was posted;

(c)	if sent by international post, seven Business Days after the envelope containing it was posted;

(d)	if sent (with relevant fees prepaid) by a generally recognised international courier service, three Business Days after the envelope containing it was delivered to the relevant international courier; and

(e)	if sent by facsimile, on completion of transmission;

provided that where such delivery or transmission occurs after 5.00 pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 am on the next following Business Day.

9.11	Governing Law

This Agreement is governed by and shall be construed in accordance with English law.

9.12	Jurisdiction

The Parties irrevocably agree that the courts of England are to have [exclusive] jurisdiction to settle any dispute which may arise out of or in connection with this Agreement. The Parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground that the proceedings have been brought in an inconvenient forum.

9.13	Appointment of Process Agent

9.13.1	EXL (India) and EXL Holdings (US) irrevocably appoints Price Waterhouse Coopers LLP, Embankment Place, London WC2 6NN (for the attention of Nigel Fudd) as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement.

9.13.2	If any such process agent ceases to be able to act as such or to have an address in England, EXL (India) and EXL Holdings (US) irrevocably agree to appoint a new process agent in England acceptable to the Client and to deliver to the Client within 10 Business Days a copy of a written acceptance of appointment by the process agent.

9.13.3	The Client irrevocably appoints Client UK as its agent to accept service of process at its registered office at Surrey Street, Norwich, England in any legal action or proceedings arising out of or in connection with this Agreement.

9.13.4	If any such process agent ceases to be able to act as such or to have an address in England, the Client irrevocably agree to appoint a new process agent in England acceptable to EXL Holdings (US) and to deliver to EXL Holdings (US) within 10 Business Days a copy of a written acceptance of appointment by the process agent.

9.13.5	Nothing in this Agreement shall affect the right by any Party to serve process on another Party in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgement or other settlement in any other courts.

9.14	Exclusion of Contracts (Rights of Third Parties) Act 1999

Except as expressly provided in this Agreement, the Parties do not intend any of the terms of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

9.15	Proper authority etc

9.15.1	The Client warrants that it is a company duly incorporated, validly existing and in good standing under the laws of Singapore and that this Agreement is executed by duly authorised representatives of the Client.

9.15.2	EXL (India) warrants that it is a company duly incorporated, validly existing and in good standing under the laws of India and that this Agreement is executed by duly authorised representatives of EXL (India).

9.15.3	EXL Holdings (US) warrants that it is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and that this Agreement is executed by duly authorised representatives of EXL Holdings (US).

9.16	Without prejudice to clause 8, each of the Parties acknowledges and agrees that save as expressly provided for in this Agreement the only remedy available to it for breach of any provision of this Agreement shall be for damages for breach of contract under the terms of this Agreement and not rescission of this Agreement or damages in tort or under any statute (whether under the Misrepresentation Act 1967 or otherwise) nor any other remedy. However, nothing in this clause 9.16 shall exclude or limit any liability or remedy arising as a result of fraud.

9.17	The Client acknowledges that EXL Holdings (US) is entering into this Agreement for itself and as agent of certain of its subsidiaries (including, for the avoidance of doubt, the SPV). Any losses sustained by those subsidiaries as a result of the Client’s failure to perform its obligations under this Agreement or any of the other Guaranteed Documents shall be treated as losses sustained by EXL Holdings (US) which shall be entitled to pursue the remedies provided for in, and in accordance with, this Agreement and the other Transaction Documents in respect of such failure.

This Agreement has been signed on the date first stated on page 1, above.

Signed for and on behalf of the Client

By	/s/ Paul Robert Faulkner

Name	Paul Robert Faulkner

Title	Director

Date	30 August 2004

Signed for and on behalf of EXL Holdings (US)

By	/s/ Rohit Kapoor

Name	Rohit Kapoor

Title	President and CFO

Date

By	/s/ Vikram Talwar

Name	Vikram Talwar

Title	Vice Chairman and CEO

Date	August 26, 2004

Signed for and on behalf of EXL (India)

By	/s/ Vikram Talwar

Name	Vikram Talwar

Title	Vice Chairman and CEO

Date	August 26, 2004

Signed for and on behalf of SPV

By	/s/ Vikram Talwar

Name	Vikram Talwar

Title

Date	August 26, 2004

SCHEDULE 1

Part 1 – Insurance Services Framework Agreement (Intra Group – India)

Part 2 – Insurance Services Framework Agreement (Intra Group – SPV)

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”), is entered into as of 22nd day of July, 2004 (the “Effective Date”) by and between:

Exl Service.com Holdings, Inc., a Delaware Corporation, having its principal offices at 350 Park Avenue, 10th Floor, New York, NY 10022 1111 Broadway, Suite 2150, Oakland, CA 94607 (hereinafter referred to as “ExIHoldings”);

and

Noida Customer Operations Private Exl Limited., an Indian Corporation, with its registered office at 103A, Ashoka Estate, Barakhamba Road, New Delhi 110001 (hereinafter referred to as “NCOP”).

WITNESSTH:

WHEREAS, ExIHoldings is in the business of providing business process outsourcing services including, customer care, transaction processing and software development, primarily for Global 2000 e-commerce and financial services its customers located outside India;

AND WHEREAS, NCOP is in the business of providing Internet and voice-based customer care services, transaction processing and software development;

AND WHEREAS, ExIHoldings desires that NCOP assist ExIHoldings by performing Internet and voice-based customer care services, transaction processing and software development for the customers of ExIHoldings (hereinafter referred to as “Services”);

and

AND WHEREAS, NCOP has agreed to provide the Services for the customers of ExIHoldings on the terms and conditions set forth herein below;:

NOW, THEREFORE, in consideration of the representations, and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, ExIHoldings and NCOP hereby agree as follows:

1.	Term.

The initial term of this Agreement shall be three (3) months beginning on the Effective Date. This Agreement shall automatically renew for additional successive three months terms unless one party provides to the other party, 90 days advance written notice of its intention to terminate this Agreement.

2.	Services.

2.1	During the term of this Agreement, NCOP shall provide for the customers of ExIHoldings, the Services identified in the statement of services (each a “Statement of Services”) executed, between NCOP and ExIHoldings, from time to time pursuant to this Agreement. Each Statement of Services shall be annexed to and form part of this Agreement.

2.2	Unless otherwise specifically agreed in the Statement of Services, each Statement of Services, shall be governed by, and be deemed to incorporate the terms and conditions of, this Agreement. Statement of Services shall define the scope of the Services and the applicable Charges. Statement of Services may be amended from time to time by the written agreement of the parties.

2.3	NCOP shall provide the Services in accordance with the Statement of Services and shall meet all the specific requirements of the customers of ExHoldings.

3.	Charges and terms of payment.

3.1	ExlHoldings shall pay charges (the “Charges”) to NCOP, for the Services provided at the rates agreed in each of the Statement of Services.

3.2	In addition to the Charges, ExlHoldings shall pay to NCOP any applicable service tax and/or other statutory taxes that are charged on the Services provided under this Agreement.

3.3	The Charges payable for the Services performed pursuant to this Agreement, shall be invoiced by NCOP, on a monthly basis, or on such other basis as mutually agreed, and shall be due within ninety (90) days of receipt of such invoice by ExlHoldings.

4.	Rights and obligations.

4.1	NCOP shall provide the Services strictly in accordance with the Statement of Services and NCOP shall, to the extent applicable, comply with and be bound by all the terms of the agreements referred in the Statement of Services.

4.2	Unless otherwise agreed in the Statement of Service, ExlHoldings shall have exclusive title to all copyrights, patents, trade secrets, or other intellectual property rights associated with any software, procedure, work-flow, reports, manuals, visual aids, ideas, concepts, techniques, processes, inventions etc., developed or created by NCOP or its employees or contractors during the course of performing Services under this Agreement (hereafter “Work Products”). As to Work Products that may be legally protected, ExlHoldings shall arrange for the application and execution of letters patent and for the perfection of all other necessary protection for the rights to products and product lines.

4.3	NCOP shall maintain clear, complete and accurate records reflecting its costs of performing services pursuant to this Agreement. ExlHoldings shall have the right to examine and audit such records at reasonable times and upon reasonable notice. The amount of compensation paid by ExlHoldings to NCOP shall be properly adjusted to compensate for any errors and omissions disclosed by any such examination or audit.

4.4	The parties intend that ExlHoldings shall bear all risk associated with the development of intangible property pursuant to this Agreement.

5.	Relationships.

5.1	Neither party to this Agreement is constituted an agent, employee or servant of the other party for purposes of this Agreement. Each party shall conduct its business in its own name and shall be solely responsible for its own acts, conduct and expenses and for the acts, conduct and expenses of its employees and agents.

5.2	For the term of this Agreement, NCOP shall not either on its own account or jointly in conjunction with or on behalf of any person, whether directly or indirectly, solicit business, entice clients, or interfere with the relationship between ExlHoldings and its’ customers and clients, where it has dealt with such customers and clients in relation to the business of ExlHoldings.

6.	Confidentiality.

6.1

The parties shall exercise utmost diligence in keeping confidential all the confidential, sensitive or other information of each other, that of the customers of ExlHoldings or the clients of the customers of ExIHoldings, and shall not make copies of any of the information or materials that may come to their attention/notice. Both Parties shall ensure that its employees, representatives shall not at any time, without the consent of the other in writing, divulge or make known any trust, accounts, matter or transaction undertaken or handled by either party and shall not disclose to any person information relating to the affairs of each other. This Clause does not apply to information, which is or becomes public knowledge, otherwise than through the acts/omissions of either party or their representatives/employees.

6.2	If a subpoena or other legal process concerning confidential information is served upon NCOP, it shall notify ExlHoldings immediately and shall cooperate in any lawful effort of ExlHoldings or its customers to contest the legal validity of such subpoena or other legal process.

6.3	To the extent applicable, NCOP shall strictly adhere to and be bound by the terms of the confidentiality and non-disclosure agreements that ExlHoldings may have entered into with its customers and clients, copies of which shall be duly provided by ExlHoldings to NCOP.

6.4	The obligations of clauses 6.1 to 6.3 shall survive termination or cancellation of this Agreement.

7.	Termination.

7.1	Unless expressly set forth in an applicable Statement of Service, ExlHoldings may terminate for convenience this Agreement, any Statement of Service or any portion of such Statement of Service at any time for any reason upon thirty (30) days advance written notice to NCOP.

7.2	NCOP may terminate this Agreement in the event ExlHoldings materially breaches any provisions of this Agreement and such breach is not cured within sixty (60) days after written notice is given to ExlHoldings.

7.3	Either party may immediately terminate this Agreement by giving written notice to the other party if the other party is insolvent or has a petition brought by or against it under the insolvency laws of any jurisdiction; if the other party makes an assignment for the benefit of creditors; if a receiver, trustee or similar agent is appointed with respect to any property or business of either party.

8.	Miscellaneous provisions.

8.1	This Agreement shall be interpreted and construed in accordance with the laws of the State of New York. Any action brought to resolve disputes arising from the interpretation or construction of this Agreement, or to enforce this Agreement, shall be mutually resolved by the senior officers of the parties, failing which this can be referred to a sole arbitrator mutually agreed and if not resolved thereafter, such dispute shall brought in a court of appropriate jurisdiction in the State of New York. The successful party in any such action shall be entitled to recover from the unsuccessful party, in addition to any other relief to which the party may be entitled, reasonable attorneys’ fees and costs incurred in prosecuting or defending such action.

8.2	Neither party shall be responsible for failure or delay in performing any obligation under this Agreement due to causes beyond its control, including, but not limited to, fire, storm, flood, earthquake, explosion, accidents, acts of public enemies, war, insurrection, salvage, epidemic, quarantine, restrictions, embargoes, failures or delays in transportation, acts of God, laws, rules, regulations, directions or restrictions of any local or national government or any agency thereof, or any order of any court of competent jurisdiction.

8.3	Any provision that is prohibited by the laws of any jurisdiction in which this Agreement may be used or to which it may be applicable shall be, as to such jurisdiction, ineffective to the extent of such prohibition, without invalidating thereby any of the remaining provisions of this Agreement.

8.4	This Agreement supersedes and cancels all prior discussions, agreements and understandings with respect to the subject matter hereof between the parties, written, oral or implied, and evidences the entire agreement of the parties.

8.5	This Agreement may not be assigned by either party except with the other party’s written consent; provided, however, either party may assign this Agreement to a successor in ownership of substantially the whole of the assigning party’s business or to a company controlled by, or which controls, the assigning party or which is under common control with the assigning party, whether presently existing or hereafter formed. This Agreement shall inure to the benefit of and be binding upon the permitted assignees of the parties.

8.6	Any notice required or contemplated by this Agreement shall be in writing, by facsimile, hand delivery, courier, or by registered mail with return receipt requested, addressed to the parties at their addresses set forth in the initial paragraph of this Agreement or at such other address as may from time to time be substituted therefore by notice in writing sent by the party changing its address.

8.7	Either party reserves the right to propose amendment or modification, of the terms of this Agreement or any part of it by giving the other party a notice in writing. No variation, amendment, modification or addition to this Agreement shall be effective or binding on either of the parties unless set forth in writing and executed by them through their authorised representatives.

8.8	If any provision of this Agreement is held to be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision hereof or any statute, ordinance, rule of law or public policy, or for any other reason, such holding shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case, or of rendering any other provision herein contained inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, or Clauses contained in this Agreement shall not affect the remaining portions of this Agreement or any part hereof, and they shall otherwise remain in full force and effect.

8.9	Failure of either party to enforce or take advantage of any provision hereof shall not constitute a waiver of the right subsequently to enforce or take advantage of such provision. This Agreement or any of the terms or provisions thereof may not be changed or amended or waived, in any way whatsoever, except by written agreement executed by the parties.

IN WITNESS WHEREOF, the parties have caused this Master Services Agreement to be duly executed to be effective as of the day and year first written above.

ExService Holdings, Inc.		Noida Customer Operations Private Ex Limited

By	/s/	By	/s/
Signature		Signature

Print Name		Print Name

Title		Title